UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 16, 2024
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On April 16, 2024, The PNC Financial Services Group, Inc. (“PNC”) issued a press release regarding PNC’s earnings and business results for the first quarter of 2024. A copy of PNC’s press release is included in this Report as Exhibit 99.1 and is furnished herewith.

In connection therewith, PNC provided supplementary financial information on its website. A copy of PNC’s supplementary financial information is included in this Report as Exhibit 99.2 and is furnished herewith.

Item 8.01. Other Events.

William S. Demchak, Chairman and Chief Executive Officer of PNC, intends to sell up to approximately 64,500 shares of his holdings in PNC for financial diversification purposes. The shares may be sold starting in June 2024 over a period of up to one year and represent a small portion of the approximately 570,000 shares that Mr. Demchak currently holds in PNC. The shares will be sold subject to a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description	Method of Filing
99.1	Press release dated April 16, 2024	Furnished herewith
99.2	Financial Supplement (unaudited) for the First Quarter 2024	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	April 16, 2024	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller